Exhibit 99.2

NEW YORK, September 18, 2018

Voya Financial Prices Cash Tender Offers for Debt Securities

Voya Financial, Inc. (NYSE: VOYA) (“Voya” or the “Company”) announced today the pricing of its previously announced cash tender offers (the “Tender Offers”) to purchase four series of notes and debentures of Voya and Voya Holdings Inc., a Connecticut corporation and wholly-owned subsidiary of Voya (“Voya Holdings”), listed in the table below (the “Securities”). The Tender Offers consist of (i) an offer to purchase (the “Any and All Tender Offer”) any and all outstanding 7.250% Debentures due 2023, 7.625% Debentures due 2026, and 6.970% Debentures due 2036 of Voya Holdings (collectively, the “Voya Holdings Debentures”) and (ii) an offer to purchase (the “Maximum Tender Offer”) up to the maximum aggregate principal amount of Voya’s 5.500% Senior Notes due 2022 (the “2022 Notes”) that Voya can purchase (exclusive of accrued interest) for an amount equal to the excess, if any, of $325 million over the amount paid (exclusive of accrued interest) to purchase the Voya Holdings Debentures validly tendered and accepted for purchase in the Any and All Tender Offer (the “Maximum Tender Amount”).

The complete terms of each Tender Offer are set forth in the offer to purchase and the related letter of transmittal, each dated September 4, 2018. The Tender Offers will expire on October 1, 2018 at 11:59 p.m., New York City time (the “Expiration Date”), and the early participation date for the Tender Offers, as previously extended by Voya, is the same as the Expiration Date. The Withdrawal Date for the Tender Offers was 5:00 p.m., New York City time, on September 17, 2018 and has not been modified.

The table below sets forth the applicable reference yield for each series of Securities based on the bid-side price of the applicable reference security as displayed on FIT1 or FIT5 Bloomberg reference page, as applicable, and measured at 11:00 a.m., New York City time, on September 18, 2018, and the total consideration per $1,000 principal amount of each series of Securities assuming settlement on the Settlement Date (as defined below).

Title of Security	Issuer	CUSIP	Maturity Date	Early Tender Premium(1)	Reference Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(2)

Offer for Debentures Listed Below: Any and All Tender Offer

7.250% Debentures due 2023*	Voya Holdings Inc.	008117 AG8	8/15/2023	$30	2.750% Treasury Bond due August 31, 2023	2.922%	35	$1,177.57

7.625% Debentures due 2026*	Voya Holdings Inc.	008117 AH6	8/15/2026	$30	2.875% Treasury Bond due August 15, 2028	3.031%	75	$1,259.40

6.970% Debentures due 2036*	Voya Holdings Inc.	008117 AJ2	8/15/2036	$30	3.125% Treasury Bond due May 15, 2048	3.174%	115	$1,326.91

Offer for Notes Listed Below: Maximum Tender Offer
Title of Security	Issuer	CUSIP	Maturity Date	Early Tender Premium(1)	Reference Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(2)
5.500% Senior Notes due 2022**	Voya Financial, Inc.	45685E AB2 45685E AA4 U45717 AA0	7/15/2022	$30	1.750% Treasury Bond due June 30, 2022	2.908%	50	$1,073.61

* Guaranteed by ING Groep N.V.

** Guaranteed by Voya Holdings

(1)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered and accepted for purchase by us includes the Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

(2)	Per $1,000 principal amount of Securities and shows Total Consideration assuming the Settlement Date occurs on October 3, 2018.

Voya will purchase all Securities that have been validly tendered on or prior to the Expiration Date (subject to the Maximum Tender Amount and proration, if any, with respect to the 2022 Notes) promptly following the Expiration Date on the settlement date (the “Settlement Date”), which is expected to occur on October 3, 2018, the second business day following the Expiration Date, subject to all conditions to the Tender Offers having been satisfied or waived by the Company. The Company’s obligation to accept the Securities tendered in the Tender Offers is subject to the terms and conditions described in the offer to purchase.

Holders who validly tender their Securities at or prior to the Expiration Date, and whose Securities are accepted for purchase, will receive the applicable total consideration set forth in the table above, which includes an early tender premium. Holders whose Securities are accepted for purchase in either Tender Offer will also receive a cash payment representing accrued interest from the most recent interest payment date to but excluding the Settlement Date.

Based on the principal amounts of Voya Holdings Debentures validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on September 17, 2018 and assuming no additional Voya Holdings Debentures are tendered prior to the Expiration Date, the Maximum Tender Amount will be $266,744,227.64, which means Voya will accept up to $248.455 million principal amount of the 2022 Notes validly tendered in the Maximum Tender Offer, subject to the terms and conditions described in the offer to purchase. As of 5:00 p.m., New York City time, on September 17, 2018, 2022 Notes having an aggregate principal amount of $139.791 million were validly tendered and not validly withdrawn.

Completion of the Tender Offers is subject to a number of conditions, including the absence of any adverse legal and market developments. Subject to applicable law, Voya may waive certain of these conditions or extend, terminate or otherwise amend either Tender Offer.

This press release is qualified in its entirety by the offer to purchase and related letter of transmittal, both dated September 4, 2018.

Voya has retained Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC as the Dealer Managers. Ipreo LLC is the Tender Agent and Information Agent. For additional information regarding the terms of the Tender Offers, please contact: Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect); Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (toll-free) or (980) 387-3907 (collect); or RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7843 (collect). Requests for documents and questions regarding the tendering of Securities may be directed to Ipreo LLC by telephone at (212) 849-3880 (for banks and brokers only) or (888) 593-9546 (for all others toll-free), by email at tenderoffer@ipreo.com or to the Dealer Managers at their respective telephone numbers.

This press release does not constitute an offer or an invitation by Voya to participate in the Tender Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

COMMENTARY REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including those describing the expiration, settlement and completion of the Tender Offers, constitute forward-looking statements. These statements are not historical facts but instead represent only Voya’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside Voya’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” and “Business-Closed Blocks-CBVA” in Voya’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018, in Voya’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 6, 2018, and the other filings Voya makes with the SEC.

Media Contact:	Investor Contact:
Christopher Breslin 212-309-8941 Christopher.Breslin@voya.com	Michael Katz 212-309-8999 IR@voya.com

Bill Sutton 860-580-2626 William.Sutton@voya.com	Billy Cheung 212-309-8984 IR@voya.com

About Voya Financial®

Voya Financial, Inc. (NYSE: VOYA), helps Americans plan, invest and protect their savings — to get ready to retire better. Serving the financial needs of approximately 14.3 million individual and institutional customers in the United States, Voya is a Fortune 500 company that had $8.6 billion in revenue in 2017. The company had $528 billion in total assets under management and administration as of June 30, 2018. With a clear mission to make a secure financial future possible — one person, one family, one institution at a time — Voya’s vision is to be America’s Retirement Company®. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has been recognized as one of the 2018 World’s Most Ethical Companies® by the Ethisphere Institute, one of the 2018 World’s Most Admired Companies by Fortune magazine and one of the Top Green Companies in the U.S. by Newsweek magazine.

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